Exhibit 10.3

Addendum to the Warehouse Agreement

Between the undersigned:

1.

The private limited liability company Prologis Belgium II BVBA, having its registered office at 2850 Boom, Scheldeweg 1, registered with the Crossroads Bank for Enterprises under the number 0472.435.431 (RLE Antwerp) and with VAT number 0472.435.431, represented by Mr. Bram Verhoeven, holder of a special proxy,

hereinafter referred to as “Prologis Belgium II”,

AND

2.

The private limited liability company Skechers EDC SPRL, having its registered office at 4041 Milmort (Liège), avenue du Parc Industriel 3, registered with the Crossroads Bank for Enterprises under the number 0478.543.758 (RLE Liège) and with VAT number 0478.543.758, represented by Mr. David Weinberg, Business Manager,

hereinafter referred to as “Skechers”,

AND

3.

The limited liability company under the laws of the State of Delaware (USA) Skechers USA Inc., having its registered office at CA 90266 Manhattan Beach (USA), Manhattan Beach Blvd. 228, and registered under the Commission File Number 001-1429 with I.R.S. Employer Identification No. 95-437615, represented by Mr. David Weinberg, Director,

hereinafter referred to as “Guarantor”,

AND

4.

The private limited liability company Prologis Belgium III BVBA, having its registered office at 2850 Boom, Scheldeweg 1, registered with the Crossroads Bank for Enterprises under the number 0472.435.629 (RLE Antwerp) and with VAT number 0472.435.629, represented by Mr. Bram Verhoeven, holder of a special proxy,

hereinafter referred to as “Prologis Belgium III”.

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WHEREAS:

1.

Skechers has concluded an “Agreement for the availability of Space for the storage of goods and Offices for the management of this” dated 12 August 2002, as amended, with respect to the Prologis Park Liège Distribution Center I located in the Industrial Park Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (the “Agreement DC I”), an “Agreement for the availability of Space for the storage of goods and Offices for the management of this” dated 20 May 2008, as amended with respect to Prologis Park Liège Distribution Center II located in the Industrial Park Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (the “Agreement DC II”) and a “Warehouse Agreement” dated 19 September 2014, with respect to the Prologis Park Liège Distribution Center III located in the Industrial Park Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (the “Agreement DC III”).

2.

Prologis Belgium II (instead of Prologis Belgium III) is currently negotiating the acquisition of an additional parcel of land located in the Industrial Park Hauts-Sarts, Milmort, Liège, Avenue du Parc Industriel (the “Land”).

3.

On this Land and on a portion of the land on which Prologis Park Liège Distribution Centers II and III has been, respectively is being constructed (together referred to as the “Site”), the intention is to construct additional warehouses, mezzanine and offices, i.e. the Prologis Park Liège Distribution Center IV (the “Premises”).

4.	Skechers wishes to perform activities related to the storage, handling, transportation and distribution in the Premises which will be constructed on the Site.
5.

Prologis Belgium III, Skechers and the Guarantor wanted to conclude an agreement by which the Premises would be designed and constructed by Prologis Belgium III and put at the disposal of Skechers subject to the terms and conditions as set out and mutually agreed upon in an agreement. To that extent, Prologis Belgium III, Skechers and the Guarantor entered into said agreement (the “Agreement”).

6.	It has been decided to amend the Agreement by replacing Prologis Belgium III by Prologis Belgium II under the Agreement.

THE FOLLOWING HAS BEEN AGREED:

The conditions of the Agreement remain unchanged except for the following conditions:

Prologis Belgium III, as contracting party under the Agreement, is, with retroactive effect as from the date of execution of the Agreement, fully replaced by Prologis Belgium II, at the full discharge of Prologis Belgium III which, as a result, is freed from any obligations resulting from the Agreement.

*

**

Done in Boom, on 20/7/2015, in five original counterparts, each party acknowledging receipt of a fully executed original copy, and one remaining counterpart being intended for the registration office.

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Prologis Belgium II

/s/ Bram Verhoeven
Name:	Bram Verhoeven
Capacity:	Holder of a special proxy

Skechers

s/ David Weinberg 8/3/2015
Name:	David Weinberg
Capacity:	Business Manager

Guarantor

/s/ David Weinberg 8/3/2015
Name:	David Weinberg
Capacity:	Director

Prologis Belgium III

/s/ Bram Verhoeven
Name:	Bram Verhoeven
Capacity:	Holder of a special proxy

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